Exhibit 10.15
Award Certificate
This agreement is dated ___________________
PARTIES
This agreement is made by:
RAINBOW CAPITAL GROUP LIMITED, a private limited company incorporated under the laws of Jersey (the Company), having its registered office at 2nd Floor, Sir Walter Raleigh House, 48-50 Esplanade, St. Helier, Jersey JE2 3QB and with registered company number 131574; and
[INSERT NAME OF EMPLOYEE] of [insert residential address of employee] (the Award Holder).
BACKGROUND
A.The Company adopted the 2022 RSU Management Equity Incentive Plan of the Wella Group for All Managers on 21 June 2022, as amended and/or restated from time to time (the Plan).
B.The Company wishes to grant an RSU under the Plan (the Award) to the Award Holder, on the terms specified in this agreement (the Award Certificate). Terms in this Award Certificate such as you and your refer to and address the Award Holder.
AGREED TERMS
1.INTERPRETATION
1.1The rules of the Plan (the Rules) are incorporated by reference into this Award Certificate. A term defined in the Rules shall have the same meaning in this Award Certificate, unless a contrary indication appears.
1.2A copy of the Rules has been provided to you and further copies may be obtained on request from the Company.
2.GRANT OF AWARD
2.1The Company hereby grants you an RSU in relation to [insert number] class [3]1[4]2 ordinary shares in the capital of the Company (the Award Shares).
2.2The Grant Date of this Award shall be [ó].
3.VESTING OF AWARD
3.1Each RSU under this Award shall Vest on the relevant Vesting Date in accordance with the provisions of Rule 4 (Vesting).
3.2Your attention is drawn in particular to Rule 6 (Lapse of Awards).

1 Use this option for Senior Managers.
2 Use this option for Tier II Managers.

Wella WINS
2022 RSU Plan Rules (All Managers)
3.3You may not transfer this Award or make this Award subject to a charge or any other security interest. For example, you cannot use this Award as security for a loan. This Award will lapse if you attempt to do so.
4.[OTHER CONDITIONS
4.1[ó]]3
5.TAX MATTERS
5.1By accepting this Award, you irrevocably agree to adhere, perform and comply with the obligations under clause 9.1 (Certain Tax Matters) of the Management Shareholders’ Agreement, and where relevant, perform the obligations under clause 9.1(e) (Tax elections) on or before the Vesting Date.
6.RESTRICTIONS ON SHARES
6.1[There are no Relevant Restrictions on the Award Shares.][The following Relevant Restrictions apply on the Award Shares: [insert]]
7.GENERAL TERMS
7.1Upon receipt of any Award Shares, you are responsible for all proper tax declarations and payment of applicable taxes (including, without limitation, income tax, wage tax and capital gains tax) and social security contributions payable in connection with your receipt of the Award Shares.
7.2You hereby acknowledge that the information contained in this Award Certificate is for administration purposes only. Any information concerning you shall be transmitted solely to those individuals or legal entities expressly authorised to have knowledge of it and to process it in connection with the administration of the Plan. Moreover, you acknowledge that the Company and/or Group Company is entitled to transmit such information abroad if this is necessary in connection with the administration of the Plan. You may request to have access to and, if necessary, correct any personal data. You acknowledge that your provision of the information in this Award Certificate is necessary to enable you to participate in the Plan.
7.3Nothing in this Award Certificate or in the Rules shall confer upon you any right to continue in service for any period of specific duration with the Group, or interfere with or otherwise restrict in any way your rights or the rights of the Company or a Group Company (as applicable) to terminate your employment pursuant to your employment contract with the relevant Group Company or director or officer appointment letter (as applicable), which rights are hereby expressly reserved by each.
7.4The grant of the Award is approved by the Company Board and shall not be held or construed to confer upon you any right to the continued grant of Awards under the Plan. The grant of the Award and any previous or subsequent Awards under the Plan shall constitute a voluntary

3 Delete entirely if no other conditions are applicable.

Wella WINS
2022 RSU Plan Rules (All Managers)
contribution, even where repeatedly made. In this regard, the Company expressly reserves the right to discontinue such grant of Awards at any time without notice.
7.5The provisions of Clause 10.4 of the Management Shareholders’ Agreement shall apply to this agreement as though set out here in full with each reference to “this Agreement” being to this agreement.

This document has been executed as a agreement and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED for and on behalf of Rainbow
Capital Group Limited

Name:
Title: Director
[Signature page – RSU award certificate (direct)]

EXECUTED by [INSERT NAME OF EMPLOYEE]
[Signature page – RSU award certificate (indirect)]